UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, TX 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consultant Agreement with retiring Chief Financial Officer

On April 20, 2007, the Board of Directors (the "Board") of Luby’s, Inc. (the "Company") approved the terms of a consultant agreement with Ernest Pekmezaris, the Company's Senior Vice President and Chief Financial Officer who has resigned from the Company as described under Item 5.02 below. Under the agreement, Mr. Pekmezaris will furnish to the Company advisory and consulting services related to finance and accounting matters and other related consulting services. The agreement expires on April 20, 2009 and provides that Mr. Pekmezaris will be paid $12,500 per month for his services.

ITEM 5.0    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                             COMPENSATORY  ARRANGEMENTS OF CERTAIN OFFICERS

In accordance with the Company’s Succession Plan that was announced on January 24, 2007, on April 20, 2007, Ernest Pekmezaris resigned as Senior Vice President and Chief Financial Officer and Scott Gray was appointed as the Company's new Senior Vice President and Chief Financial Officer. Mr. Gray has been with the company since 2001 and has served in a number of financial roles including Vice President of Finance, Director of Planning and Director of Internal Audit. Prior to joining Luby’s, Mr. Gray served as Internal Auditor at Pappas Restaurants from 1996 to 2001. Prior to working at Pappas Restaurants, Mr. Gray was an external auditor at Arthur Andersen. As described in Item 1.01 above, Mr. Pekmezaris will remain an advisor to the Company.

Annual Salary of Chief Financial Officer

On April 20, 2007, the Board approved the annual base salary of $200,000 for Mr. Gray.

Grants of Incentive Stock Options and Restricted Stock for new Chief Financial Officer

On April 20, 2007, pursuant to the Luby's Incentive Stock Plan, the Board approved a grant of options to purchase 8,333 shares of the Company's common stock to Mr. Gray. The exercise price of each stock option is $10.20, the closing market price of the Company's common stock on the date of the grant, and the options vest and become exercisable in equal installments on each of the first four anniversaries of the date of grant. Vested options must be exercised within six years of the grant date.

The Board also approved a grant of 920 shares of restricted common stock of the Company to Mr. Gray. The restricted stock fully vests and becomes unrestricted on April 20, 2010. The restricted stock is valued at the closing price of the Company's common stock of $10.20 per share on April 20, 2007. If not vested, the restricted stock will automatically expire and terminate, and will be forfeited to the Company, on the date that Mr. Gray's employment is terminated, except upon retirement on or after Mr. Gray's 65th birthday, death, permanent and total disability, a leave of absence by Mr. Gray or a change of control of the Company, as defined in the award agreement.

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.1     Form of Restricted Stock Award Agreement

Exhibit 10.2     Form of Incentive Stock Option Award Agreement

Exhibit 10.3          Consultant Agreement

Exhibit 99         Press Release of Luby’s, dated April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	April 23, 2007	By:	/s/Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer